UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2019

Red Cat Holdings, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-31587	86-0490034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1607 Ponce de Leon Ave, Suite 407 San Juan, PR	00909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on December 31, 2019, Red Cat Holdings, Inc., a Nevada corporation (the “Company”), entered into an Agreement of Merger (the “Merger Agreement”) with Rotor Riot Acquisition Corp., a wholly owned Ohio subsidiary of the Company (the “Ohio Acquisition Sub”), Rotor Riot, LLC, an Ohio limited liability company (“Rotor Riot”), and the three members of Rotor Riot (the “Members”). Pursuant to the terms of the Merger Agreement, upon consummation of the merger contemplated by the Merger Agreement (the “Merger”), the Ohio Acquisition Sub would merge with and into Rotor Riot, with Rotor Riot continuing as the surviving entity and a wholly owned subsidiary of the Company. At the effective time of the Merger, the issued and outstanding membership interests of Rotor Riot held by the Members, which represented 100% of Rotor Riot’s issued and outstanding membership interests, would be converted into shares of common stock of the Company. In accordance with its terms, the Merger Agreement would terminate if a closing did not occur on or before January 14, 2020 (the “Termination Date”), unless such Termination Date was extended by mutual consent of the parties.

On January 14, 2020, the parties to the Merger Agreement entered into a first amendment to the Merger Agreement (the “First Amendment”), pursuant to which the Termination Date for the Merger was extended to January 17, 2020.

On January 22, 2020, the parties to the Merger Agreement entered into a second amendment to the Merger Agreement (the “Second Amendment”), joined in by Rotor Riot Acquisition Corp., a newly formed, wholly owned Delaware subsidiary of the Company (the “Delaware Acquisition Sub”). Pursuant to the terms of the Second Amendment, (a) the Delaware Acquisition Sub replaced the Ohio Acquisition Sub as the acquisition subsidiary to merge with and into Rotor Riot in connection with the Merger, and (b) the Termination Date for the Merger was further extended to January 24, 2020.

The Merger was consummated as of January 23, 2020 (the “Effective Date”), as further described in Item 2.01 below. At the closing of the Merger, the Company entered into a Make Whole Agreement (the “Make Whole Agreement”) with Rotor Riot, Brains Riding in Tanks, LLC, an Ohio limited liability company and the majority owner of Rotor Riot (“BRIT”), and Chad Kapper, the Chief Executive Officer and Manager of Rotor Riot, and the Chief Executive Officer and beneficial owner of 100% of the membership interests of BRIT (“Kapper”), pursuant to which the Company agreed to pay all obligations of Rotor Riot, which were approximately $915,563 as of the Effective Date. This included the issuance to BRIT of a promissory note (the “BRIT Promissory Note”), as of the Effective Date, in the principal amount of $175,000 (the “Principal Amount”), at an interest rate of 4.75% per annum (“Interest”), with $3,500 of the Principal Amount to be paid monthly, and the remaining Principal Amount and any accrued and unpaid Interest to be paid on the earlier of (A) twelve months from the date of issuance, and (B) the closing of an equity offering by the Company of no less than $3,000,000.

The foregoing summaries of the Merger Agreement, the First Amendment, the Second Amendment, the Make Whole Agreement and the BRIT Promissory Note, do not purport to be complete and are qualified in their entirety by reference to the complete text of the Merger Agreement, the First Amendment, the Second Amendment, the Make Whole Agreement and the BRIT Promissory Note, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1 to this Current Report on Form 8-K (this “Report”), respectively, and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

On January 23, 2020, the Effective Date, pursuant to the terms of the Merger Agreement, as amended, the Delaware Acquisition Sub merged with and into Rotor Riot. Rotor Riot was the surviving corporation in the Merger and, as a result of the Merger, became a wholly owned subsidiary of the Company.

Rotor Riot sells products and services in the drone marketplace, primarily focused on FPV (First Person View), including unmanned aircraft systems, components, and accessories.

In accordance with the terms of the Merger Agreement, at the closing of the Merger, each Member of Rotor Riot was to receive its pro rata portion of the total number of shares of the Company’s common stock issued based on: (A)(i) the purchase price of $3,700,000, minus, (ii) the aggregate amount of debt and other payables of Rotor Riot, including those of BRIT and Kapper, divided by (B) the volume weighted average price (“VWAP”) of the Company’s common stock for the twenty trading days prior to the closing date of the Merger. As of the Effective Date, the aggregate amount of debt and other payables of Rotor Riot was approximately $915,563, and the VWAP of the Company’s common stock for the twenty trading days prior to the Effective Date was $1.25445 per share. As a result, the Company issued an aggregate of 2,219,650 shares of its common stock (the “Shares”) to the Members of Rotor Riot.

Pursuant to the terms of the Make Whole Agreement, as of the Effective Date, the Company agreed to pay all obligations of Rotor Riot, including those of BRIT and Kapper, in the aggregate amount of approximately $915,563. This included the issuance to BRIT of the BRIT Promissory Note, in the principal amount of $175,000.

The Merger Agreement, as amended, contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties are subject to indemnification provisions.

Immediately following the Merger, the Company had 19,148,698 shares of common stock issued and outstanding. In connection with the Merger, BRIT, received 1,997,684 of the Shares, which represented approximately 10.4% of the Company following the consummation of the Merger.

The Merger was intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 above, which disclosure is incorporated herein by reference.

In connection with the Merger, the Company entered into the Make Whole Agreement with Rotor Riot, BRIT, and Chad Kapper, pursuant to which the Company agreed to pay all obligations of Rotor Riot, including those of BRIT and Kapper, which were approximately $915,563 as of the Effective Date. This included the issuance to BRIT of the BRIT Promissory Note in the Principal Amount of $175,000, at an Interest rate of 4.75% per annum, with $3,500 of the Principal Amount to be paid monthly, and the remaining Principal Amount and any accrued and unpaid Interest to be paid on the earlier of (A) twelve months from the date of issuance, and (B) the closing of an equity offering by the Company of no less than $3,000,000.

Item 3.02	Unregistered Sales of Equity Securities.

Issuance of the Shares in Connection with the Merger

Reference is made to the disclosure set forth under Items 1.01 and 2.01 above, which disclosure is incorporated herein by reference.

In connection with the Merger, as further described in Item 2.01 above, the Company issued an aggregate of 2,219,650 Shares of its common stock to the Members of Rotor Riot, on a pro rata basis, based on their percentage ownership of membership interests of Rotor Riot.

The issuances of the Shares in connection with the Merger were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under of the Securities Act of 1933, as amended (the “Securities Act”), as transactions by an issuer not involving any public offering.

Grant of the Hernon Stock Options

Reference is made to the disclosure set forth under Item 5.02 below, which disclosure is incorporated herein by reference.

In connection with the appointment of Joseph Hernon as the Company’s Chief Financial Officer, Secretary and Treasurer on January 23, 2020, as further described in Item 5.02 below, the Company granted Mr. Hernon 10-year stock options to purchase 1,100,000 shares of the Company's common stock (the “Hernon Stock Options”) under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). The Hernon Stock Options, which are exercisable at a per share exercise price of $0.821, the closing sale price of the Company's common stock on the OTC Market Group's OTC Pink marketplace on the date of grant, will vest on a ratable basis quarterly over a three year period.

The issuance of the Hernon Stock Options in connection with the appointment of Joseph Hernon as the Company’s Chief Financial Officer, Treasurer and Secretary was exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2020, Joseph Hernon was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer, to serve in such offices at the pleasure of the Company’s board of directors (the “Board”), and until his successor has been appointed by the Board. Prior to Mr. Hernon’s appointment, Jeffrey Thompson, the Company’s President and Chief Executive Officer, and a member of the Company’s Board, had served as Interim Chief Financial Officer (since May 31, 2019) and Secretary (since May 15, 2019). In connection with his appointment as Chief Financial Officer, Mr. Hernon also replaced Mr. Thompson as the Company’s Principal Financial and Accounting Officer for SEC reporting purposes.

Mr. Hernon, 60, has gained extensive experience in financial services over the course of his 30-year career. From May 2016 through the date of his appointment as the Company’s Chief Financial Officer, Secretary and Treasurer, Mr. Hernon was a financial consultant to various private companies. Prior to that, Mr. Hernon was the Chief Financial Officer for three public companies, including, most recently, Towerstream Corporation from May 2008 through May 2016.  Earlier in his career, Mr. Hernon was employed for almost 10 years by PricewaterhouseCoopers in its audit practice and was a Senior Business Assurance Manager during his last five years with the firm.  Mr. Hernon is a certified public accountant and earned a Master’s degree in Accountancy from Bentley University in 1986.

In connection with his appointment as Chief Financial Officer, Secretary and Treasurer, the Company granted Mr. Hernon the Hernon Stock Options under the 2019 Plan. The Hernon Stock Options, which are exercisable at a per share exercise price of $0.821, the closing sale price of the Company's common stock on the OTC Market Group's OTC Pink marketplace on the date of grant, will vest on a ratable basis quarterly over a three year period.

Mr. Hernon's initial compensation shall be $120,000 annually and he will be eligible to participate in bonus and benefit programs, if and when implemented.

Except as otherwise disclosed in this Report, there are no arrangements or understandings between Mr. Hernon and any other person pursuant to which he was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Hernon and any of the Company’s other officers or directors. Further, except as otherwise disclosed in this Report, there are no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Hernon had, or will have, a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Rotor Riot required by Item 9.01(a) as part of an amendment to this Report no later than 71 calendar days after the required filing date for this Report.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Report no later than 71 days after the required filing date for this Report.

(d) Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated January 23, 2020
10.1	Agreement of Merger, dated December 31, 2019
10.2	Amendment No. 1 to Agreement of Merger, dated January 14, 2020
10.3	Amendment No. 2 to Agreement of Merger, dated January 22, 2020
10.4	Make Whole Agreement, dated January 23, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2020

RED CAT HOLDINGS, INC.

By:	/s/ Jeffrey Thompson
Jeffrey Thompson President and Chief Executive Officer